Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in the Form DEF 14A of India Globalization Capital, Inc., filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830) of: (i) our report on the consolidated financial statement of H&F Ironman Limited for the fiscal year ended March 31, 2011 and (ii) our report on the condensed financial statements of H&F Venture Trade Limited for the fiscal years ended March 31, 2011 and March 31, 2010.

Shanghai Zhonghua
Certified Public Accountants
January 5, 2012